EXHIBIT 16.1

August 11, 2021

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re:	Biosecurity Technology Inc.

To Whom It may Concern:

On August 9, 2021 our appointment as auditor for Biosecurity Technology Inc. ceased. We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on August 11, 2021 regarding the change of auditors and agree with such statements, insofar as they apply to us.

Very truly yours,

Haynie & Company

Salt Lake City, UT 84119